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HJ & ASSOCIATES, L.L.C.                                  RMS McGladrey Network
                                                 An Independently Owned Member
                 50 South Main Street, Suite 1450 * Salt Lake City, Utah 84144
                               Telephone (801) 328-4408 *   Fax (801) 328-4461
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Certified Public Accountants and Consultants







                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Concrete Casting, Inc. on Form SB-2 of our report, dated June 13, 2002 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


/s/ HJ & Associates, LLC
HJ  &  Associates,  LLC
Salt  Lake  City,  Utah
January  21,  2003






         American Institute of Certified Public Accountants
      SEC Practice Section Private Companies Practice Section

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